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                                                                  EXHIBIT 10.1





                                ESCROW AGREEMENT


     ESCROW AGREEMENT dated as of November 25, 1996, among Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership (the "Partnership"), and Captec Franchise Capital Corporation IV, the managing general partner of the Partnership (the "Managing General Partner") and Michigan National Bank (the "Escrow Agent"). Unless otherwise indicated, capitalized terms contained herein shall have the meanings set forth in the Registration Statement on Form S-11 as declared effective by the Securities and Exchange Commission (the "SEC") on November ______, 1996, and as from time to time supplemented and/or amended, (the "Registration Statement").

     WHEREAS, the Partnership intends to enter into agreements (the "Agreement(s)"), with one or more broker-dealers (the "Participating Dealer(s)") who are members of the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to which such Participating Dealer(s) will participate, on a "best efforts, part or none" basis, in an offering, pursuant to the prospectus (the "Prospectus") included in the Registration Statement of $30,000,000 of the Partnership's units of limited partnership interest ("Units") at $1,000 per unit, with the minimum required subscription being $2,000 (2 Units).

     WHEREAS, the Partnership desires that the Escrow Agent serve as its escrow agent and the Escrow Agent is qualified to, and desires to, serve as escrow agent of the Partnership according to the terms and conditions of this Escrow Agreement;

     NOW, THEREFORE, the parties agree as follows:

1. All funds received from subscribers for the Units will be delivered promptly after receipt by the Participating Dealer(s) to the Escrow Agent. Checks for such funds shall be made payable to "Michigan National Bank, Escrow Agent for Captec Franchise Capital Partners L.P. IV" and sent to 27777 Inkster Road, Mail Code 10-90, Farmington Hills, MI 48334 together with a copy of the executed Subscription Agreement. The Escrow Agent will forward copies of checks to the Partnership via overnight mail on the date of receipt. The Partnership shall review the Subscription Agreements for acceptability. If all of the Subscription Agreement requirements are met, the Partnership shall execute and fax a Deposit Letter (in substantially the form attached hereto as Exhibit A) with Signature Pages to the Escrow Agent instructing the Escrow Agent to deposit the accepted Subscribers funds.

The Escrow Agent will have one (1) business day after receipt of the Deposit Letter to deposit the funds designated in each Deposit Letter.

Notwithstanding anything contained herein to the contrary, the Escrow Agent shall have no responsibility in securing the proper amount of funds or missing Subscription Agreement information. That will remain the sole responsibility of the Partnership. Nor shall the Escrow Agent be responsible for the review or legal determination of acceptability of any Subscription Agreement.


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Funds deposited with the Escrow Agent shall be held for the benefit of subscribers in an escrow account to be established and maintained by the Escrow Agent.

2. The Escrow Agent will hold all funds received by it pursuant to the terms of this Agreement, subject to the following events:

   (i) All funds received by the Escrow Agent prior to the earlier of (a) the sale of not less than 2,000 Units ($2,000,000; hereinafter, the "Minimum Number of Units") or (ii) one year after the effective date of the Registration Statement (the "Termination Date"), are to be invested by the Escrow Agent in such investments as the Managing General Partner shall direct in writing, investments listed on Exhibit B or as permitted by Rule 15c2-4 promulgated under the Securities Exchange Act of 1934 ("Permitted Investments").

   (ii) In the event that the Escrow Agent has deposited funds representing subscriptions from the sale of the Minimum Number of Units prior to the close of business on the Termination Date, all checks for the payment thereof have been cleared through the banking system, and shall have received a certificate executed by an officer of the Partnership stating that the Minimum Number of Units has been sold, the Escrow Agent will deliver, on the Initial Closing Date, which shall occur not later than the first business day after subscriptions for the Minimum Number of Units have been received, or such later date as the Partnership shall designate, all of the funds which have cleared the banking system (including all income from investments) then being held in escrow by the Escrow Agent to the Partnership; provided, however, that the Escrow Agent shall have no duty to inquire into or follow the use of such distributed funds once paid over to the Partnership as aforesaid. Once the Minimum Number of Units have been subscribed for and subsequent to the Initial Closing Date, funds deposited with the Escrow Agent through further sales of Units shall be held for the benefit of the Partnership only and the Escrow Agent shall transfer all funds in the escrow account to the Partnership's checking account as directed by the Partnership. While funds are held pending such transfer, the Managing General Partner may also direct the Escrow Agent to continue to invest subscription proceeds in Permitted Investments or it may avail itself of investment management services offered by the Escrow Agent. Upon distribution by the Escrow Agent of the foregoing items and receipt by the Escrow Agent of the fees and expenses to which it is entitled, this Escrow Agreement shall terminate.

  (iii) In the event that the Escrow Agent has not received funds representing subscriptions from the sale of the Minimum Number of Units prior to the close of business on the Termination Date, then, upon receipt of written instructions from the Partnership, the Escrow Agent shall promptly, after it receives such instructions (including instructions as to the division of interest hereinafter referred to and a list of the subscribers, the amount of Units subscribed for and the cash contribution of each subscriber), remit to subscribers the respective amounts which subscribers have paid, together with interest earned on such subscription amounts from the first business day of the week following the date on which each subscriber's proceeds were deposited with the Escrow Agent through the date of the release of proceeds (less amounts withheld pursuant to the back-up withholding rules imposed on payments of interest). The Managing General Partner will provide written instructions to the Escrow Agent as to the disposition of the interest earned on each such subscriber's deposited funds and assume responsibility for preparing and filing any required tax forms. Upon distribution to subscribers by the Escrow Agent of all subscription funds together with all interest earned on such subscription amounts,

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         and receipt by the Escrow Agent of the fees and expenses to which it is entitled, this Escrow Agreement shall terminate.

   (iv) Funds received by the Escrow Agent which are directed by the Partnership to be invested shall be so invested by the Escrow Agent as funds clear. All investments shall be made by the Escrow Agent in a name clearly designating Michigan National Bank as Escrow Agent for the Partnership.

   (v) Upon receipt by the Escrow Agent of notification from the Partnership that a subscription has been rejected, withdrawn or reduced, or that a subscriber's funds include an amount in excess of the subscription price (and, in the case of a withdrawal or reduction, a written direction from the subscriber or his broker-dealer), the Escrow Agent shall promptly refund the subscription proceeds or the excess amount, as the case may be, without interest, to the subscriber.

3. (i) Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall not be liable for any of the following, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent: the failure of any of the conditions of this Agreement or damage caused by the exercise of its discretion in any particular manner, or for any reason; the failure of the Escrow Agent to ascertain the terms or conditions, or to comply with any of the provisions of any agreement, contract or other document filed herewith or referred to herein, nor shall the Escrow Agent be liable or responsible for forgeries or false impersonation.

   (ii) The Escrow Agent's duties shall be only such as are herein specifically provided, being purely ministerial in nature, and the Escrow Agent shall incur no liability except for willful misconduct or gross negligence so long as the Escrow Agent has acted in good faith. The Escrow Agent shall neither be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instruments, or document between the other parties hereto, in connection herewith, including, without limitation, the prospectus referred to in the preamble or the body of this Agreement and shall be required to act only pursuant to the terms and provisions of this Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms of this Agreement or any other agreement.

  (iii)  The parties agree to indemnify and hold harmless the Escrow
         Agent for any loss, liability, or expense (including reasonable attorneys' fees), except for willful misconduct or gross negligence, arising in connection with carrying out any of the provisions of this Agreement, including litigation. The Escrow Agent shall not be required to any act or thing which in its opinion might subject it to any liability unless it shall have received an indemnity satisfactory to it, have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestments made in accordance with any provision which may be contained herein.

4. (i) It is further agreed that if any controversy arises between the parties hereto (other than the Escrow Agent) or with any third party with respect to the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in the premises, but the Escrow Agent may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as the Escrow Agent may require, notwithstanding anything in this Agreement to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages prior to such settlement.

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   (ii)  The Escrow Agent shall not be required to institute legal proceedings of any kind in connection with the escrowed funds. In the event of its participation in any such legal proceeding, the Escrow Agent shall be reasonably compensated for its services and expenses as provided in Section 7 hereof. The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and the Escrow Agent shall be fully protected in acting in accordance with any written instruction given to it hereunder and believed by it to have been signed or given by the proper parties as designated by the Partnership.

   (iii) The Escrow Agent may consult with legal counsel, who may also be counsel to any of the parties to this agreement, in the event of any dispute or question as to the construction of the terms of this Agreement or with respect to the Escrow Agent's duties under this Agreement, and the Escrow Agent shall incur no liability and shall be fully protected for acting in good faith in accordance with the opinion and instructions of such counsel.

5. (i) Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent (a) may resign from its duties under this Escrow Agreement by giving sixty (60) days prior written notice of such resignation to the other parties hereto and (b) may be discharged from its duties under this Agreement upon the receipt from the other parties hereto of sixty (60) days prior written notice of such discharge. Upon the resignation or discharge of the Escrow Agent, the funds along with all records, certificates, affidavits and other documents maintained by the Escrow Agent in connection with such funds shall be returned to the Partnership or delivered to a substitute escrow agent that the Partnership shall retain to perform the functions thereof performed by the Escrow Agent under this Agreement, as the Partnership shall direct the Escrow Agent in writing.

   (ii)  Should the parties not designate a successor agent within sixty
         (60) days of the Escrow Agent's resignation, or should any dispute arise with respect to the agreement or the escrowed property, the Escrow Agent may deposit the property in the Circuit Court for Oakland County, Michigan and interplead such dispute and the parties will hold the Escrow Agent harmless and indemnify it against all consequences and expenses which may be incurred.

6. The Escrow Agent shall receive as compensation for its services each year, or any part of a year, payable in advance, the fees set forth on the attached schedule, Exhibit C, and all fees will be paid by the Partnership. The Escrow Agent shall also be entitled to be reimbursed for actual out-of-pocket expenses, including reasonable legal fees and expenses.

         It is understood that the fees and charges agreed upon for the Escrow Agent's services shall be considered compensation for its ordinary services as contemplated by this Agreement, and, in the event it renders any service not provided for in this Escrow Agreement or there is any modification, or any controversy arises, or Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or the subject matter thereof, the Escrow Agent shall be reasonably compensated by the parties for such extraordinary services and reimbursed for all reasonable cost and expenses incurred.

7. The Escrow Agent shall have no duty or responsibility to pay any federal, state or local income taxes on any escrowed property or to make or file any tax returns or other governmental reports. The escrowed property shall be considered to be the property of

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         the respective investors for all tax purposes.  The Escrow
         Agent is authorized to file Forms 1099 with the Internal Revenue Service if required.

8. In the event legal action is instituted between the parties hereto to enforce this Escrow Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and actual costs incurred in connection with such action.

9. The Escrow Agent shall submit any check or instrument under this agreement for collection once. The Escrow Agent shall inform the Partnership in writing within two (2) business days after the check or instrument has been entered for collection by it hereunder and is uncollectible and payment of the funds represented by such check or instrument has been made pursuant to the terms of this Escrow Agreement, then the Escrow account will be charged by the Escrow Agent to reimburse the Escrow Agent for such payment, and the Escrow Agent shall deliver the returned check or instrument to the Partnership; provided, however, that nothing contained herein shall require the Escrow Agent to invest or pay out funds which it has reason to believe are uncollectible.

10. Unless otherwise directed by the Partnership by telephonic communication, all distributions by the Escrow Agent pursuant to this Agreement shall be in the form of a check or internal bank transfer to another Michigan National Bank account.

11. All notices, communications and instructions required or desired to be given under this Escrow Agreement shall be in writing and shall be deemed to be duly given if hand delivered or sent by registered or certified mail, return receipt requested, or commercial overnight courier, to the following addresses or to such other address as may be furnished to the other parties as herein provided:

To the Escrow Agent:

Michigan National Bank
27777 Inkster Road
Mail Code 10-90
Farmington Hills, MI  48334



To the Partnership:                               Copy to:

Captec Franchise Capital Partners L.P. IV         Jaffe, Raitt, Heuer & Weiss
c/o Captec Franchise Capital Corporation IV       One Woodward Avenue
24 Frank Lloyd Wright Drive                       Suite 2400
P.O. Box 544                                      Detroit, Michigan 48226
Ann Arbor, MI  48106                              Attn:  Jeff Forman, Esq.
Attn:  Patrick L. Beach

12. (i) This Escrow Agreement shall not be amended, modified or rescinded, except as provided herein or by a written instrument signed by all of the parties to this Agreement.

    (ii) This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. This Escrow Agreement, the rights and obligations of the parties hereunder and all performance hereunder shall be governed and construed in accordance with the laws of

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    the State of Michigan, and shall inure to and be binding on the parties and their respective successors and assigns.


IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.


                        By:   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

                              By: Captec Franchise Capital Corporation IV, as General Partner


                              By:  _________________________________
                                   W. Ross Martin
                                   Senior V.P. and Chief Financial Officer



                        By:   MICHIGAN NATIONAL BANK



                        By:   _________________________________
                                 Rodney B. Weeks
                                 Vice President




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                                   EXHIBIT A
                                 DEPOSIT LETTER





                                 DEPOSIT LETTER


                         Date:  ______________________



A) Please deposit the total sum of $____________________ in the escrow account for the subscribers listed on the _______ attached Subscription Agreement Signature pages.


B) Please hold the following checks:
     __________________________________________________________________
     __________________________________________________________________
     __________________________________________________________________


C) Please return the following checks accompanied by the Subscription Correction Form:

     __________________________________________________________________
     __________________________________________________________________
     __________________________________________________________________




                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

                   By:   ______________________________________

                   Its:  ______________________________________




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                                   EXHIBIT B
                             PERMITTED INVESTMENTS



At the sole written direction of the Partnership, Escrow Agent will invest the deposits to the escrow account and any income earned thereon, to the extent practicable, in money market funds, for which Michigan National Bank serves in any advisor capacity and/or other money market funds with which the Escrow Agent has an existing relationship the assets of which are made up of direct obligations of the instruments issued by the U.S. government, its agencies or instrumentalities, and are fully guaranteed as to principal and interest by the United States.






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                                   EXHIBIT C
                                  FEE SCHEDULE




 ACCEPTANCE FEE                                                         $400.00


 SEMI-ANNUAL FEE                                                      $1,500.00

 For maintenance of account and routine administrative activities.

 ACTIVITY FEES

    RECEIPT OF ESCROW DEPOSITS AND SUBSCRIBER INFORMATION:          $10.00  PER
                                                                  DEPOSIT LETTER

    RETURN OF FUNDS TO SUBSCRIBERS


    By check                             $10.00 per check
    By wire transfer                      $25.00 per wire


REIMBURSEMENT OF OUT-OF-POCKET EXPENSES

Including, but not limited to, postage, overnight courier costs, travel and lodging, fees and disbursements of legal counsel and agents.






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